                                                                     Exhibit 5.1

                    [Letterhead of Appleby Spurling Hunter]

ASPEN INSURANCE HOLDINGS LIMITED
Victoria Hall
11 Victoria Street
Hamilton HM 11
Bermuda

Dear Sirs                                                        13 October 2004

ASPEN INSURANCE HOLDINGS LIMITED (THE "COMPANY") - REGISTRATION STATEMENT ON
FORM F-1

We have acted as Bermuda counsel to the Company, and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the
United States Securities and Exchange Commission under the Securities Act of
1933, as amended (the "Securities Act") of an Amendment No. 1 to Form F-1
Registration Statement (No. 333-119314 filed 13 October 2004) and related documents (the "Registration Statement") in relation to the sale and transfer by
Appleby Trust (Bermuda) Ltd. (formerly Harrington Trust Limited) ("Appleby
Trust") of up to 212,743 ordinary shares of the Company US0.15144558 cent par value per share (the "Shares") of which 84,198 ordinary shares (the "Issued
Shares") are currently held by Appleby Trust and up to 128,545 ordinary shares
(the "Option Shares") will be issued to Appleby Trust upon the exercise of
Names' Options as defined in and pursuant to the terms of the Amended and
Restated Instrument Constituting Options to subscribe for shares in Aspen
Insurance Holdings Limited dated 2 December 2003 (the "Option Instrument").

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the Schedule to this opinion (the
"Documents").

Unless otherwise defined herein or in the Schedule to this opinion, terms defined in the Registration Statement have the same meanings when used in this opinion.

                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

ASSUMPTIONS

In stating our opinion we have assumed:

(a)  the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all
     Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)  that each of the Documents which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)  the genuineness of all signatures on the Documents;

(d)  the authority, capacity and power of each of the persons signing the
     Documents which we have reviewed (other than on behalf of the Company);

(e)  that any statements of fact or law, other than as to Bermuda law, made in any of the Documents are true, accurate and complete;

(f)  that the records which were the subject of the Company Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Company Search been materially altered;

(g)  that the records which were the subject of the Litigation Search were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date of the Litigation Search been materially altered;

(h)  that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the sale of the Shares or which would have any implication in relation to the opinions expressed herein and that, in so far as any obligation to be performed or action to be taken as described in the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action

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                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

     will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(i)  that the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the Board of Directors or Shareholders in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout;
     and

(j)  that there is no matter affecting the authority of the Directors not disclosed by the Constitutional Documents, the Company Search, the
     Litigation Search, or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein.

OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)  The Company is an exempted company validly organised and existing and in good standing under the laws of Bermuda.

(2)  All necessary corporate action required to be taken by the Company in connection with the issue by the Company of the Shares pursuant to Bermuda law has been taken by or on behalf of the Company, and all necessary approvals of Governmental or regulatory authorities in Bermuda have been duly obtained for the issue by the Company of the Shares.

(3)  Based solely upon the entries in the Register of Shareholders, the Issued
     Shares are validly issued, fully paid and non-assessable shares in the capital of the Company.

(4)  When issued pursuant to the Option Instrument and the Resolutions and delivered against payment therefore, the Option Shares will be validly issued, fully paid and non-assessable shares in the capital of the Company.

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                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

(5)  There are no taxes, duties or other charges payable to or chargeable by the
     Government of Bermuda, or any authority or agency thereof in respect of the issue of the Shares.

RESERVATIONS

We have the following reservations:

(a)  We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to
     Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)  In paragraph (1) above, the term "good standing" means only that the
     Company has received a Certificate of Compliance from the Registrar of
     Companies in Hamilton Bermuda which confirms that the Company has neither failed to make any filing with any Bermuda governmental authority nor to pay any Bermuda government fee or tax, which might make it liable to be struck off the Registrar of Companies and thereby cease to exist under the laws of Bermuda.

(c)  Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of the shares, that no shareholder shall be bound by an alteration to the
     Memorandum of Association or Bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(d)  Searches of the Register of Companies at the office of the Registrar of
     Companies and of the Supreme Court Causes Book at the Registry of the
     Supreme Court are not conclusive and it should be noted that the Register of Companies and the Supreme Court Causes Book do not reveal:

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                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

(i)    details of matters which have been lodged for filing or registration which as a matter of best practice of the Registrar of Companies or the
       Registry of the Supreme Court would have or should have been disclosed on the public file, the Causes Book or the Judgment Book, as the case may be, but for whatever reason have not actually been filed or registered or are not disclosed or which, notwithstanding filing or registration, at the date and time the search is concluded are for whatever reason not disclosed or do not appear on the public file, the Causes Book or
       Judgment Book;

(ii)   details of matters which should have been lodged for filing or registration at the Registrar of Companies or the Registry of the Supreme
       Court but have not been lodged for filing or registration at the date the search is concluded;

(iii)  whether an application to the Supreme Court for a winding-up petition or for the appointment of a receiver or manager has been prepared but not yet been presented or has been presented but does not appear in the
       Causes Book at the date and time the search is concluded;

(iv)   whether any arbitration or administrative proceedings are pending or whether any proceedings are threatened, or whether any arbitrator has been appointed; or

(v)    whether a receiver or manager has been appointed privately pursuant to the provisions of a debenture or other security, unless notice of the fact has been entered in the Register of Charges in accordance with the provisions of the Act.

Furthermore, in the absence of a statutorily defined system for the registration of charges created by companies incorporated outside Bermuda ("overseas companies") over their assets located in Bermuda, it is not possible to determine definitively from searches of the Register of Charges maintained by the Registrar of Companies in respect of such overseas companies what charges have been registered over any of their assets located in Bermuda or whether any one charge has priority over any other charge over such assets.

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                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

(e)  In order to issue this opinion we have carried out the Company Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(f)  In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date of such search.

(g)  Where an obligation is to be performed in a jurisdiction other than
     Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

DISCLOSURE

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange
Commission. We hereby consent to (i) the inclusion of this opinion as Exhibit
5.1 to the Registration Statement and (ii) the use of our name in the
Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the
Securities Act or the rules and regulations of the Securities and Exchange
Commission thereunder. As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda, accordingly we do not admit to being an expert within the meaning of the Securities Act.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling Hunter

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                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

SCHEDULE

1.   The entries and filings shown in respect of the Company on the file of the
     Company maintained in the Register of Companies at the office of the
     Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 28 September 2004 and updated on 13 October 2004 (the "Company
     Search").

2.   The entries and filings shown in respect of the Company in the Supreme
     Court Causes Book maintained at the Registry of the Supreme Court in
     Hamilton, Bermuda, as revealed by a search conducted on 28 September 2004 and updated on 13 October 2004 in respect of the Company (the "Litigation
     Search").

3.   Certified copies of the Memorandum of Association, Certificate of Deposit
     of Memorandum of Increase of Share Capital and Certificate of Registration
     of Alteration of Denomination of Capital.

4.   A certified copy of the Company's Bye-laws adopted (with effect from completion of the initial public offering of the Company's shares) and approved 22 September 2003 (the Memorandum of Association, Certificate of
     Deposit of Memorandum of Increase of Share Capital, Certificate of
     Registration of Alteration of Denomination of Capital and Bye-Laws are
     collectively referred to as the "Constitutional Documents").

5.   A certified copy of the "Tax Assurance", dated 20 June 2002, issued by the
     Registrar of Companies for the Minister of Finance in relation to the
     Company.

6.   Certified extract of the resolutions passed (i) at Meetings of the Board of
     Directors of the Company held on 28 May 2002, 21 June 2002, 22 September
     2003 and 24 September 2004; (ii) by Written Resolution of the Shareholders
     adopted 21 June 2002; and (iii) at the Annual General Meeting and the
     Special General Meeting of the Company both held on 22 September 2003
     (collectively the "Resolutions").

7.   Copies of the permissions dated 3 December 2003, 20 October 2003, 23 July
     2004 and 24 September 2004 given by the Bermuda Monetary Authority in relation to the Company.

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                                                ASPEN INSURANCE HOLDINGS LIMITED

                                                                 13 October 2004

8.   A certified copy of the Company's Register of Shareholders (the "Register
     of Shareholders").

9.   A faxed copy of an Officer's Certificate dated 13 October 2004 signed by
     Julian Cusack, Director and Chief Financial Officer of the Company.

10.  A Certificate of Compliance dated 27 September 2004 issued by the Registrar of Companies in respect of the Company.

11.  A copy of the Registration Statement.

12.  A copy of the Option Instrument.

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